Calculation of Filing Fee Tables
S-8
Gates Industrial Corporation plc
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares	Other	9,044,430	$25.58	$231,356,519.4	0.0001381	$31,950.34
Total Offering Amounts:						$231,356,519.4		$31,950.34
Total Fee Offsets:								$0
Net Fee Due:								$31,950.34
Offering Note
1    Covers ordinary shares, par value $0.01 per share, of Gates Industrial Corporation plc (the "Ordinary Shares"), issuable under the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the "Plan") and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of additional Ordinary Shares that may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock dividends or other similar transactions. The amount in the table above consists of: (i) 6,381,545 Ordinary Shares that have become reserved for issuance as a result of the operation of the "evergreen" provision of the Plan; and (ii) 2,662,885 Ordinary Shares issuable under the Plan, which amount is equal to the number of Ordinary Shares previously issued under the Plan and registered on the Company's registration statement on Form S-8 (File No. 333-222747) and/or the Company's registration statement on Form S-8 (File No. 333-267096), which were filed with the Securities and Exchange Commission on January 29, 2018 and August 26, 2022, respectively, and available for issuance under the Plan as a result of expiration, cancellation, forfeiture, termination, or other settlement without issuance of Ordinary Shares in respect of awards under the Plan. Estimated solely for calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The amount of the registration fee is based on a price of $25.58 per share, which is the average of the high and low prices of the Ordinary Shares as reported by The New York Stock Exchange on May 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A